Exhibit 4.10

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE, dated as of April 30, 2010 (the “Supplemental Indenture”), among Massey Energy Company, a Delaware corporation, as issuer (the “Issuer”), the Guarantors (as defined in the Indenture (defined below)), the companies identified on Schedule A attached hereto (the “New Subsidiaries” and each a “New Subsidiary”), and Wilmington Trust Company, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors and the Trustee executed that certain Senior Indenture (the “Base Indenture”), dated as of August 12, 2008, as supplemented by that First Supplemental Indenture (the “First Supplemental Indenture”), dated the same date, as further supplemented by that Second Supplemental Indenture (the “Second Supplemental Indenture”), dated July 20, 2009, and as further supplemented by that Third Supplemental Indenture (the “Third Supplemental Indenture”), dated August 28, 2009, each by and among the Issuer, the Guarantors (defined therein) and the Trustee (the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, collectively, and as amended and supplemented, the “Indenture”), providing for the issuance of the 3.25% Convertible Senior Notes due 2015 in the principal amount of up to Six Hundred Ninety Million and 00/100 Dollars ($690,000,000).

WHEREAS, each New Subsidiary was incorporated in the jurisdiction noted next to the name of the applicable subsidiary on Schedule A attached hereto.

WHEREAS, each New Subsidiary desires to incur Indebtedness and to guarantee the Indebtedness of the Issuer and/or its wholly-owned subsidiaries, to the extent permitted by the Indenture.

WHEREAS, pursuant to Section 1504 of the Base Indenture, each New Subsidiary desires to become a Guarantor under the Indenture.

WHEREAS, Section 1504 of the Base Indenture provides that supplemental indentures may be executed and delivered by the Issuer, the Guarantors and the Trustee for the purpose of amending or supplementing the Indenture so that a Subsidiary may become a party to the Indenture and issue a Note Guarantee, as attached hereto as Exhibit A.

WHEREAS, all other acts and proceedings necessary have been done to make this Supplemental Indenture, when executed and delivered by the Issuer, the Guarantors and the Trustee, the legal, valid and binding agreement of the Issuer and the Guarantors in accordance with its terms.

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1. Confirmation of the Indenture; Definitions. Except as supplemented hereby, the Indenture is hereby confirmed and reaffirmed in all particulars. Anything in the Indenture or herein to the contrary notwithstanding, all recitals, definitions and provisions contained in this Supplemental Indenture shall take precedence over the recitals, definitions and provisions of the Indenture to the extent of any conflict between the two. Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meaning given them in the Indenture.

Section 2. (a) Each New Subsidiary hereby executes this Agreement as a supplemental indenture to the Indenture for the purpose of issuing a Note Guarantee, as set forth in Exhibit A, and agrees to be subject to all of the terms, conditions, waivers and covenants applicable to a Subsidiary and Guarantor under the Indenture. Upon its execution hereof, each New Subsidiary hereby acknowledges that it shall be a Guarantor for all purposes set forth in the Indenture, effective as of the date hereof.

(b) None of the shareholders, trustees or officers of each of the New Subsidiaries shall be personally liable for the respective New Subsidiary’s obligations as a Guarantor arising under the Indenture.

Section 3. Conditions to Effectiveness of Supplemental Indenture and to Operation of Amendments Made Hereby. This Supplemental Indenture shall become effective immediately upon its execution by the Trustee, the Issuer and the Guarantors.

Section 4. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

Section 6. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 7. Trustee. The Trustee makes no representation as the validity or sufficiency of this Supplemental Indenture.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MASSEY ENERGY COMPANY

By:	/s/ Richard R. Grinnan
Name: Richard R. Grinnan Title: Vice President and Secretary

ADDITIONAL GUARANTORS:

JST MINING COMPANY

JST LAND COMPANY

CUMBERLAND RESOURCES CORPORATION

POWELL RIVER RESOURCES

JST RESOURCES LLC

ALLIANCE COAL CORPORATION

BIG LAUREL MINING CORPORATION

BLUFF SPUR COAL CORPORATION

BULL MOUNTAIN MINING CORPORATION

CUMBERLAND EQUIPMENT CORPORATION

DORCHESTER ENTERPRISES, INCORPORATED

GUEST MOUNTAIN MINING CORPORATION

MEADOW BRANCH MINING CORPORATION

MOUNTAIN MANAGEMENT, INCORPORATED

NORTH FORK COAL CORPORATION

OSAKA MINING CORPORATION

PIGEON CREEK PROCESSING CORPORATION

WINIFREDE COAL CORPORATION

CLOVERLICK MANAGEMENT LLC

DORCHESTER ASSOCIATES LLC

HARLAN RECLAMATION SERVICES LLC

MAGGARD BRANCH COAL LLC

MEADOW BRANCH COAL LLC

NINE MILE SPUR LLC

RESOURCE DEVELOPMENT LLC

RESOURCE LAND COMPANY LLC

RODA RESOURCES LLC

EXETER COAL CORPORATION

MILL BRANCH COAL CORPORATION

BLACK MOUNTAIN RESOURCES, LLC

CAVE SPUR COAL LLC

CLOVERLICK COAL COMPANY LLC

HIGH SPLINT COAL LLC

PANTHER MINING LLC

STILLHOUSE MINING LLC

By:	/s/ Richard R. Grinnan
Richard R. Grinnan Corporate Secretary

ORIGINAL GUARANTORS:

A. T. MASSEY COAL COMPANY, INC.

ALEX ENERGY, INC.

ARACOMA COAL COMPANY, INC.

BANDMILL COAL CORPORATION

BANDYTOWN COAL COMPANY

BARNABUS LAND COMPANY

BELFRY COAL CORPORATION

BEN CREEK COAL COMPANY

BIG BEAR MINING COMPANY

BIG SANDY VENTURE CAPITAL CORP.

BLACK KING MINE DEVELOPMENT CO.

BLUE RIDGE VENTURE CAPITAL CORP.

BOONE EAST DEVELOPMENT CO.

BOONE ENERGY COMPANY

BOONE WEST DEVELOPMENT CO.

CENTRAL PENN ENERGY COMPANY, INC.

CENTRAL WEST VIRGINIA ENERGY COMPANY

CERES LAND COMPANY

CLEAR FORK COAL COMPANY

CRYSTAL FUELS COMPANY

DEHUE COAL COMPANY

DELBARTON MINING COMPANY

DEMETER LAND COMPANY

DOUGLAS POCAHONTAS COAL CORPORATION

DRIH CORPORATION

DUCHESS COAL COMPANY

DUNCAN FORK COAL COMPANY

EAGLE ENERGY, INC.

ELK RUN COAL COMPANY, INC.

FEATS VENTURE CAPITAL CORP.

FOGLESONG ENERGY COMPANY

GOALS COAL COMPANY

GREEN VALLEY COAL COMPANY

GREYEAGLE COAL COMPANY

HADEN FARMS, INC.

HANNA LAND COMPANY, LLC
(by ALEX ENERGY, INC., its Manager)

HAZY RIDGE COAL COMPANY

HIGHLAND MINING COMPANY

HOPKINS CREEK COAL COMPANY

INDEPENDENCE COAL COMPANY, INC.

JACKS BRANCH COAL COMPANY

JOBONER COAL COMPANY

KANAWHA ENERGY COMPANY

KNOX CREEK COAL CORPORATION

LAUREN LAND COMPANY

LAXARE, INC.

LOGAN COUNTY MINE SERVICES, INC.

LONG FORK COAL COMPANY

LYNN BRANCH COAL COMPANY, INC.

MAJESTIC MINING, INC.

MARFORK COAL COMPANY, INC.

MARTIN COUNTY COAL CORPORATION

MASSEY COAL SALES COMPANY, INC.

MASSEY GAS & OIL COMPANY

MASSEY TECHNOLOGY INVESTMENTS, INC.

NEW MARKET LAND COMPANY

NEW RIDGE MINING COMPANY

NEW RIVER ENERGY CORPORATION

NICCO CORPORATION

NICHOLAS ENERGY COMPANY

OMAR MINING COMPANY

PEERLESS EAGLE COAL CO.

PERFORMANCE COAL COMPANY

PETER CAVE MINING COMPANY

PILGRIM MINING COMPANY, INC.

POWER MOUNTAIN COAL COMPANY

RAVEN RESOURCES, INC.

RAWL SALES & PROCESSING CO.

ROAD FORK DEVELOPMENT

    COMPANY, INC.

ROBINSON-PHILLIPS COAL COMPANY

RUM CREEK COAL SALES, INC.

RUSSELL FORK COAL COMPANY

SC COAL CORPORATION

SCARLET DEVELOPMENT COMPANY

SHANNON-POCAHONTAS COAL CORPORATION

SHANNON-POCAHONTAS MINING COMPANY

    (by: SHANNON-POCAHONTAS COAL

    CORPORATION, its partner

    by: OMAR MINING COMPANY, its partner)

SHENANDOAH CAPITAL

MANAGEMENT CORP.

SIDNEY COAL COMPANY, INC.

SPARTAN MINING COMPANY

ST. ALBAN’S CAPITAL

    MANAGEMENT CORP.

STIRRAT COAL COMPANY

STONE MINING COMPANY

SUPPORT MINING COMPANY

SYCAMORE FUELS, INC.

T.C.H. COAL CO.

TALON LOADOUT COMPANY

TENNESSEE CONSOLIDATED COAL COMPANY

TENNESSEE ENERGY CORP.

THUNDER MINING COMPANY

TOWN CREEK COAL COMPANY

TRACE CREEK COAL COMPANY

TUCSON LIMITED LIABILITY COMPANY,

    (by: ALEX ENERGY, INC., its Manager)

VANTAGE MINING COMPANY

WEST KENTUCKY ENERGY COMPANY

WHITE BUCK COAL COMPANY

WILLIAMS MOUNTAIN COAL COMPANY

WYOMAC COAL COMPANY, INC.

By:	/s/ Richard R. Grinnan
Name: Richard R. Grinnan Title: Secretary

MASSEY COAL SERVICES, INC.

By:	/s/ Richard R. Grinnan
Name: Richard R. Grinnan Title: Assistant Secretary

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Michael G. Oller, Jr.
Name: Michael G. Oller, Jr. Title: Asst Vice President

EXHIBIT A

NOTE GUARANTEE

The undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantee, on a senior unsecured basis, to the extent set forth in the Indenture (the “Base Indenture”), dated as of August 12, 2008, as supplemented by that First Supplemental Indenture (the “First Supplemental Indenture”), dated the same date, as further supplemented by that Second Supplemental Indenture (the “Second Supplemental Indenture”), dated July 20, 2009, as further supplemented by that Third Supplemental Indenture (the “Third Supplemental Indenture”), dated August 28, 2009, and as further supplemented by that Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated April ___, 2010, each by and among the Issuer, the Guarantors (defined therein) and the Trustee (the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, collectively, and as amended and supplemented, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, interest and additional interest, if any, with respect to the Securities, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest or additional interest, if any, and the due and punctual performance of all other obligations of the Company or any Guarantor to the Holders or the Trustee under this Indenture and the Securities (including amounts due the Trustee under Section 607 of the Indenture), all in accordance with the terms set forth in Article Fifteen of the Base Indenture, and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Fifteen of the Base Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Note Guarantee.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Guarantors has caused this Note Guarantee to be signed by a duly authorized officer.

[NEW SUBSIDIARIES]

By:
Name:	Richard R. Grinnan
Title:	Secretary

Dated: April ___, 2010

Schedule A - New Subsidiaries

Name	Jurisdiction of Incorporation
JST Mining Company	Virginia
JST Land Company	Virginia
Cumberland Resources Corporation	Virginia
Powell River Resources	Virginia
JST Resources LLC	Virginia
Alliance Coal Corporation	Virginia
Big Laurel Mining Corporation	Virginia
Bluff Spur Coal Corporation	Virginia
Bull Mountain Mining Corporation	Virginia
Cumberland Equipment Corporation	Virginia
Dorchester Enterprises, Incorporated	Virginia
Guest Mountain Mining Corporation	Virginia
Meadow Branch Mining Corporation	Virginia
Mountain Management Incorporated	Virginia
North Fork Coal Corporation	Virginia
Osaka Mining Corporation	Virginia
Pigeon Creek Processing Corporation	Virginia
Winifrede Coal Corporation	Virginia
Cloverlick Management LLC	Virginia
Dorchester Associates LLC	Virginia
Harlan Reclamation Services LLC	Virginia
Maggard Branch Coal LLC	Virginia
Meadow Branch Coal LLC	Virginia
Nine Mile Spur LLC	Virginia
Resource Development LLC	Virginia
Resource Land Company LLC	Virginia
RODA Resources LLC	Virginia
Exeter Coal Corporation	Virginia
Mill Branch Coal Corporation	Virginia
Black Mountain Resources, LLC	Virginia
Cave Spur Coal LLC	Virginia
Cloverlick Coal Company LLC	Virginia
High Splint Coal LLC	Virginia
Panther Mining LLC	Virginia
Stillhouse Mining LLC	Virginia